La Jolla Pharmaceutical Company Announces Fourth Quarter and Full Year 2016
Financial Results and Corporate Progress

SAN DIEGO, CA - February 23, 2017 - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today reported fourth quarter and full year 2016 financial results and highlighted 2016 corporate progress.

2016 Corporate Progress

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In the fourth quarter of 2016, La Jolla’s ATHOS (Angiotensin II for the Treatment of High-Output Shock) 3 Phase 3 trial completed patient enrollment. ATHOS 3 is La Jolla’s 344-patient, multicenter, randomized, double-blind, placebo-controlled, Phase 3 clinical trial of LJPC-501, the Company’s proprietary formulation of angiotensin II, in catecholamine-resistant hypotension (CRH). Top-line results are expected in the first quarter of 2017.

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In the fourth quarter of 2016, the European Medicines Agency (EMA) Committee for Orphan Medicinal Products (COMP) designated LJPC-401, the Company’s novel formulation of synthetic human hepcidin, as an orphan medicinal product for the treatment of sickle cell disease (SCD).

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In the third quarter of 2016, La Jolla reported positive results from a multicenter, open-label, dose-escalation Phase 1 trial of LJPC-401 in patients at risk for iron overload due to conditions such as hereditary hemochromatosis (HH), thalassemia, and SCD. LJPC-401 was well tolerated, and there were no dose-limiting toxicities observed. Furthermore, a dose-dependent, statistically significant reduction in serum iron was observed.

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In the third quarter of 2016, La Jolla reached agreement with the EMA on the design of a pivotal trial of LJPC-401. The pivotal trial will be a randomized, controlled, multicenter trial in beta thalassemia patients suffering from iron overload, a major unmet need in an orphan patient population. The primary endpoint will be a clinically relevant measurement directly related to iron overload. La Jolla plans to initiate this pivotal trial in mid-2017.

“2016 was a productive year for La Jolla, highlighted by the completion of enrollment of our ATHOS 3 Phase 3 trial of LJPC-501 and encouraging results from our Phase 1 trial of LJPC-401,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “We look forward to an exciting 2017, with the expected reporting of top-line results from our ATHOS 3 Phase 3 trial of LJPC-501 in the first quarter of 2017 and the initiation of our pivotal trial for LJPC-401 in mid-2017.”

Results of Operations

As of December 31, 2016, La Jolla had $65.7 million in cash and cash equivalents, compared to $126.5 million as of December 31, 2015. Based on current operating plans and projections, La Jolla believes that its current cash and cash equivalents are sufficient to fund operations into 2018.

La Jolla’s net cash used for operating activities for the three and twelve months ended December 31, 2016 was $18.6 million and $58.7 million, respectively, compared to net cash used for operating activities of $8.5 million and $25.2 million, respectively, for the same periods in 2015. La Jolla’s net loss for the three and twelve months ended December 31, 2016 was $24.9 million and $78.2 million, or $1.44 per share and $4.54 per share, respectively, compared to a net loss of $11.8 million and $41.9 million, or $0.69 per share and $2.68 per share, respectively, for the same periods in 2015. During the three and twelve months ended December 31, 2016, La Jolla recognized contract revenue of approximately $0.1 million and $0.6 million, respectively, compared to contract revenue of $0.4 million and $1.1 million, respectively, for the same periods in 2015. The net loss for the three and twelve months ended December 31, 2016 includes non-cash, share-based compensation expense of $3.6 million and $14.5 million, respectively, compared to non-cash, share-based compensation expense of $2.7 million and $13.1 million, respectively, for the same periods in 2015. The increases in net cash used for operating activities and net loss in 2016 as compared to 2015 were primarily due to increased development costs associated with LJPC-501 and LJPC-401.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has several product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of angiotensin II for the potential treatment of catecholamine-resistant hypotension. LJPC-401 is La Jolla’s novel formulation of synthetic human hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis, beta thalassemia, sickle cell disease and myelodysplastic syndrome. LJPC-30S is La Jolla’s next-generation gentamicin derivative program that is focused on therapeutics for the potential treatment of serious bacterial infections as well as rare genetic disorders, such as cystic fibrosis and Duchenne muscular dystrophy. For more information on La Jolla, please visit www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC’s website www.sec.gov. These risks include, but are not limited to, risks relating to: the timing for commencement of clinical studies, the anticipated timing for completion of such studies, the anticipated timing for the Company’s filing of new drug applications or similar filings for regulatory approval, and the anticipated timing for regulatory actions; the success of current and future development activities; potential indications for which the Company’s product candidates may be developed; and the expected duration over which the Company’s cash balances will fund its operations. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

LA JOLLA PHARMACEUTICAL COMPANY
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue
Contract revenue - related party	$85	$410	$616	$1,057
Total revenue	85	410	616	1,057
Expenses
Research and development	20,177	9,455	62,288	29,092
General and administrative	4,832	2,813	16,700	13,934
Total expenses	25,009	12,268	78,988	43,026
Loss from operations	(24,924)	(11,858)	(78,372)	(41,969)
Other income, net	37	25	187	57
Net loss	$(24,887)	$(11,833)	$(78,185)	$(41,912)
Basic and diluted net loss per share	$(1.44)	$(0.69)	$(4.54)	$(2.68)
Shares used in computing basic and diluted net loss per share	17,280	17,200	17,228	15,651

LA JOLLA PHARMACEUTICAL COMPANY
Consolidated Balance Sheets
(in thousands, except share and par value amounts)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$65,726	$126,467
Restricted cash	200	237
Prepaid clinical expenses	67	223
Prepaid expenses and other current assets	1,438	618
Total current assets	67,431	127,545
Property and equipment, net	3,145	1,732
Other assets	219	70
Total assets	$70,795	$129,347

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,652	$3,052
Accrued clinical and other expenses	1,029	678
Accrued payroll and related expenses	2,077	1,090
Total current liabilities	9,758	4,820
Commitments and contingencies
Shareholders’ equity:
Common Stock, $0.0001 par value; 100,000,000 shares authorized, 18,261,557 and 18,244,009 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	2	2
Series C-1[2] Convertible Preferred Stock, $0.0001 par value; 11,000 shares authorized, 3,906 shares issued and outstanding at December 31, 2016 and December 31, 2015, and a liquidation preference of $3,906 at December 31, 2016 and 2015	3,906	3,906
Series F Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized, 2,737 shares issued and outstanding at December 31, 2016 and December 31, 2015, and liquidation preference of $2,737 at December 31, 2016 and 2015	2,737	2,737
Additional paid-in capital	661,103	646,408
Accumulated deficit	(606,711)	(528,526)
Total shareholders’ equity	61,037	124,527
Total liabilities and shareholders’ equity	$70,795	$129,347

Contact

La Jolla Pharmaceutical Company
Sandra Vedrick
Associate Director, Investor Relations & Human Resources
(858) 256-7910
svedrick@ljpc.com

and

Dennis M. Mulroy
Chief Financial Officer
(858) 433-6839
dmulroy@ljpc.com